Exhibit (21) Significant Subsidiaries of the Registrant

     Technitrol, Inc., which has no parent, has the following subsidiaries:

                                                                       Percent
Name                                        Incorporation                Owned
----                                        -------------                -----
AMI Doduco (Mexico), S. de R. L. de C. V.   Mexico                       100%
AMI Doduco (NC), Inc.                       Delaware                     100%
AMI Doduco (NJ), Inc.                       Delaware                     100%
AMI Doduco (PA), Inc.                       Pennsylvania                 100%
AMI Doduco (PR), Inc.                       Delaware                     100%
AMI Doduco Espana, S. L.                    Spain                        100%
AMI Doduco GmbH                             Germany                      100%
AMI Doduco Italia S.r.l.                    Italy                        100%
AMI Doduco Singapore Holding Pte. Ltd.      Singapore                    100%
Dongguan Pulse Electronics Co., Ltd.        People's Republic of China   100%
Pulse Canada Ltd.                           Canada                       100%
Pulse Components Ltd.                       Hong Kong                    100%
Pulse Electronics (Singapore) Pte. Ltd.     Singapore                    100%
Pulse Electronics Ltd.                      Hong Kong                    100%
Pulse Engineering Distribution Ltd.         Ireland                      100%
Pulse Engineering, Inc.                     Delaware                     100%
Pulse GmbH                                  Germany                      100%
Pulse Philippines, Inc.                     Philippines                  100%
Pulse Production (Malaysia) Sdn. Bhd.       Malaysia                     100%
Pulse Production (Thailand) Ltd.            Thailand                     100%
Pulse S.A.                                  France                       100%
Technitrol Delaware, Inc.                   Delaware                     100%
Technitrol Singapore Holdings Pte. Ltd.     Singapore                    100%
TNL Singapore Components Holdings Pte. Ltd. Singapore                    100%
Valor East Electronics Ltd.                 Hong Kong                    100%
Valor Europe Ltd.                           United Kingdom               100%
Valor GTI Electronics (Shenzhen) Co. Ltd.   People's Republic of China   100%




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